UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2007

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California	93012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 12, 2007, Mr. Paul Ross, Vice President Finance, Treasurer and Chief Financial Officer, advised the Company that he has accepted an offer of employment with another company, and will leave the Company at a date to be determined by mutual agreement of the Company and Mr. Ross.   Mr. Ross will remain employed by the Company and will continue to serve as the Company’s principal financial officer until all currently pending financial reports and related filings are completed.  Such filings will specifically include the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and the Company’s Definitive Proxy Statement.  The Company and Mr. Ross currently estimate that his last date of employment with the Company will be March 16, 2007.

Mr. Ross’s decision to accept the new position was not based upon and does not reflect any disagreement with the Company on any matter.

Mr. Jeffrey J. Kyle has been selected to succeed Mr. Ross as the Company’s principal financial officer.    Mr. Kyle is currently serving the Company as Vice President, Operations, in its Silicon Power Solutions business unit.  Mr. Kyle is to assume the position of Vice President Finance, Treasurer and Chief Financial Officer upon the official departure of Mr. Ross.  Additional information regarding Mr. Kyle as required by applicable SEC regulations will be provided in a subsequent report to be filed at a future date.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

99.1	Press release reporting Company’s changes in the position of Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 16, 2007	POWER-ONE, INC.

	By:	/s/ Paul E. Ross
Paul E. Ross
Vice President— Finance, Treasurer and Chief Financial Officer